Exhibit 5.1


                               June 28, 2001



Genelabs Technologies, Inc.
505 Penobscot Drive
Redwood City, California  94063

Re:      Registration Statement on Form S-8

Ladies and Gentlemen:

         We have acted as special counsel to Genelabs Technologies, Inc., a California corporation (the "Company"), in connection with the registration of: (i) 2,000,000 shares of the Company's common stock, no par value ("Common Stock"), issuable pursuant to an amendment to the Company's 1995 Stock Option Plan (as amended, the "ESOP"); and (ii) 500,000 shares of Common Stock issuable pursuant to an amendment to the Company's Employee Stock Purchase Plan (as amended, the "ESPP" and, together with the ESOP, the "Plans"). The 2,500,000 shares of Common Stock to be registered pursuant to the Plans, in aggregate, are collectively referred to herein as the "Shares."

         This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the "Securities Act").

         In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of: (i) the Company's Registration Statement on Form S-8, relating to the Shares, filed with the Securities and Exchange Commission (the "Commission") on or around June 28, 2001 under the Securities Act (together with all exhibits thereto, the "Registration Statement"); (ii) the Amended and Restated Articles of Incorporation of the Company, as currently in effect, (iii) the Bylaws of the Company, as currently in effect, (iv) a specimen certificate representing Common Stock (the "Form of Common Stock Certificate"); (v) the Plans; (vi) certain resolutions of the Board of Directors of the Company relating to the issuance and sale of the Shares and related matters; and
(vi) the form of option agreement to be entered into between the Company and each of the employees, directors, officers, advisors and consultants receiving options under the Plans (the "Form of Option Agreement"). We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

         In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of documents executed or to be executed by parties other than the Company, we have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof. We have further assumed that any agreements that will be entered into between the Company and each of the employees, directors, officers, advisors and consultants receiving options under the Plans will conform to the Form of Option Agreement. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others.

         Members of our firm are admitted to the bar in the State of California, and we do not express any opinion with respect to the law of any jurisdiction other than the substantive law of the State of California.

         Based upon and subject to the foregoing, we are of the opinion that the Shares to be issued under the Plans have been duly authorized for issuance and, when the Shares have been issued, delivered and paid for in accordance with the terms and conditions of the Plans and the Form of Option Agreement, and the Form of Common Stock Certificate has been manually signed by an authorized officer of the transfer agent and registrar for the Shares and registered by such transfer agent and registrar, such Shares will be validly issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.


                                Very truly yours,


                                /s/ SKADDEN, ARPS, SLATE, MEAGHER & FLOM, LLP